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                                                                Exhibit 23(a)






INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement Nos. 33-94124 on Form S-8 and 33-94116 on Form S-3 of Malan Realty Investors, Inc. of our report dated January 30, 1998, appearing in this Annual Report on Form 10-K of Malan Realty Investors, Inc. for the year ended December 31, 1997



Deloitte & Touche LLP
Detroit, Michigan
March 6, 1998